Exhibit 7C

Addendum to Question 7.x on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds.

Series Number	Series Name	Is this the last filing for this series? (Y/N)
100	AXA Moderate Growth Strategy	N
101	AXA 500 Managed Volatility	N
102	AXA 400 Managed Volatility	N
103	AXA 2000 Managed Volatility	N
104	AXA International Managed Volatility	N
105	ATM Large Cap Managed Volatility	N
106	ATM Mid Cap Managed Volatility	N
107	ATM Small Cap Managed Volatility	N
108	ATM International Managed Volatility	N
114	EQ/AllianceBernstein Short-Duration Government Bond	N
115	EQ/AllianceBernstein Dynamic Wealth Strategies	N
116	AXA Ultra Conservative Strategy	N
117	AXA Aggressive Strategy	N
118	All Asset Moderate Growth – ALT 15	N
119	All Asset Aggressive – ALT 25	N
120	EQ/Emerging Markets Equity PLUS	N
122	EQ/Natural Resources PLUS	N
123	EQ/Real Estate PLUS	N
124	EQ/High Yield Bond	N
125	EQ/PIMCO Global Real Return	N
126	All Asset Aggressive – ALT 50	N
127	All Asset Aggressive – ALT 75	N
128	EQ/Energy ETF	N
129	EQ/Low Volatility Global ETF	N
130	AXA SmartBeta Equity	N
131	EQ/Convertible Securities	N
132	AXA/Horizon Small Cap Value	N
133	AXA/Lord Abbett Micro Cap	N
134	AXA/Morgan Stanley Small Cap Growth	N
135	AXA/Pacific Global Small Cap Value	N
136	Multimanager Aggressive Equity	N
137	Multimanager Core Bond	N
138	Multimanager Mid Cap Growth	N
139	Multimanager Mid Cap Value	N
140	Multimanager Technology	N